EXHIBIT 23.2

                                  [LETTERHEAD]


July 7, 1997






The financial statements of Federal Mortgage Management II, Inc. (the "Company") reflecting its financial condition for the period November 13, 1995 (Inception) through December 31, 1995, and for the year ended December 31, 1996, and our report dated February 21, 1997, may be included in the Company's Form SB-2 Registration Statement. We also consent to Bobbitt, Pittenger & Co., P.A. being named experts in accounting and auditing.


/s/ BOBBITT, PITTENGER & COMPANY, P.A.

Certified Public Accountants